Exhibit 10.15

VINEBROOK HOMES TRUST, INC.

FORM OF RESTRICTED STOCK UNITS AGREEMENT

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”), is made and entered into as of                     , 20         (the “Grant Date”), by and between VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), and                      (the “Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan (as defined below).

WHEREAS, the Company maintains the VineBrook Homes Trust, Inc. 2018 Long Term Incentive Plan (as amended or restated from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 7 of the Plan authorizes the granting of Restricted Stock Units (“RSUs”) to Participants for the performance of services; and

WHEREAS, the Committee has determined that it would be advisable and in the best interest of the Company and its stockholders to grant the Award (as defined below) to the Participant as an inducement to the Participant to provide services to or for the benefit of the Company, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of Award. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Company, the Company hereby grants to the Participant as of the Grant Date an award of                      RSUs (the “Award”). Each RSU covered by the Award shall represent the right of the Participant to receive one Share. Each such RSU shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a) “Change in Control” has the meaning set forth in the Plan; provided, that for purposes of this Agreement, references in Section 13(i) of the Plan to 50.1% shall be 75.

(b) “Disability” means a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.

(c) “Restrictions” means the exposure to forfeiture set forth in Section 8.

(d) “Service Provider” means a person who is selected by the Committee to receive benefits under the Plan and who is at the time (i) an officer or other key employee of the Company or an Affiliate, including a person who has agreed to commence serving in such capacity within 90 days of the Grant Date, (ii) a person who provides services to the Company or an Affiliate that are equivalent to those typically provided by an employee, or (iii) a Director.

3. Restricted Stock Units Subject to the Plan. The Award is subject to the terms of the Plan, including, without limitation, the restrictions on transfer set forth in Section 16 of the Plan. Any permitted transferee of the Award shall take such Award subject to the terms of the Plan and this Agreement. Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Award which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.

4. Vesting.

(a) Time Vesting. Subject to Sections 4(b) and 4(c), the Restrictions set forth in Section 8 below will lapse and the RSUs will vest and become nonforfeitable in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.

(b) Cessation of Service Due to Death or Disability. The RSUs will vest and become nonforfeitable upon the Participant’s cessation of service on the Board if such service should cease prior to the end of the vesting period set forth on Exhibit A attached hereto due to the Participant’s death or Disability.

(c) Change in Control. If at any time before the end of the vesting period set forth on Exhibit A attached hereto or forfeiture of the RSUs, and subject to the Participant’s continued status as a Service Provider, a Change in Control occurs, the RSUs will vest in full and become nonforfeitable on the 55th day following the date of such Change in Control.

(d) Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Shares may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(e) The Committee may also determine to pay for vested RSUs in cash based on the market value of the Shares on the date of settlement. The Company’s obligations to the Participant with respect to the RSUs shall be satisfied in full upon the issuance of Shares corresponding to such RSUs or upon a cash payment corresponding to such RSUs.

5. Dividend Equivalents; Other Rights.

(a) The Participant shall have no rights of ownership in the Shares underlying the RSUs and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 4 above.

(b) From and after the Grant Date and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 4 hereof or (ii) the time when the Participant’s right to receive Shares in payment of the RSUs is forfeited in accordance with Section 8 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs in respect of which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are paid in Shares.

(c) The obligations of the Company under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant shall be no greater than that of an unsecured general creditor. No assets of the Company shall be held or set aside as security for the obligations of the Company under this Agreement.

6. Adjustments. The number of Shares issuable for each RSU covered by the Award and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 12 of the Plan.

7. Taxes. The Participant will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the RSUs, including the payment of any Shares.

8. Effect of Termination of Service. In the event of the Participant’s termination of service for any reason other than as described in Sections 4(b) or 4(c) above, any and all RSUs that have not vested as of the date of such termination of service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs. In the event of the Participant’s termination of service as described in Section 4(b) or 4(c) above, any and all RSUs that have not vested on or prior to the 55th day following the date of such termination of service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs. Except as expressly provided in Section 4(b) or 4(c)above, no RSUs which have not vested as of the date of the Participant’s termination of service shall thereafter become vested.

9. Execution and Return of Documents and Certificates. At the Company’s request, the Participant hereby agrees to promptly execute, deliver and return to the Company any and all documents or certificates that the Company deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested RSUs and the portion of the Award attributable to the unvested RSUs, or to effectuate the transfer or surrender of such unvested RSUs and portion of the Award to the Company.

10. Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant that:

(a) Investment. The Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Status of Participant. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the RSUs and is capable of protecting his or her interest in connection with his or her investment in the RSUs. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the RSUs. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interest in connection with his or her investment in the RSUs. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the RSUs.

(c) Relation to Company. The Participant is presently (i) an officer or other key employee of the Company or an Affiliate, or has agreed to commence serving in such capacity within 90 days of the Grant Date, (ii) a person who provides services to the Company or an Affiliate that are equivalent to those typically provided by an employee, or (iii) a Director, and in such capacity has become personally familiar with the business of the Company.

(d) Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

(e) Registration. The Participant understands that the RSUs have not been registered under the Securities Act and the RSUs cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan and this Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the RSUs under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.

(f) Public Trading. The Company’s securities are not presently publicly traded, and neither the Company nor any Affiliate has made any representations, covenants or agreements as to whether there will be a public market for any of its securities.

(g) Tax Advice. Neither the Company nor any Affiliate has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the RSUs or the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the RSUs.

11. Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not use as a defense that there is an adequate remedy at law.

12. Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends substantially similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.”

13. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and for up to 180 days after, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, managing underwriter or underwriters, as the case may be).

14. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and agrees to obtain such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of RSUs is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company or any Affiliate to adopt any such amendment, policy or procedure or take any such other action. In no event shall the Company or any Affiliate be liable for any tax, interest or penalty imposed on the Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company or any Affiliate.

17. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreements or letters conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 15 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 10 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or email, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland.

(j) Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to Brian Mitts at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 17(j), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 17(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VINEBROOK HOMES TRUST, INC.

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

[Participant]

[Signature Page to Restricted Stock Units Agreement]

Exhibit A

Vesting Schedule and Notice Address

Vesting Schedule

Company Address

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201